Exhibit 10.12

bebe stores, inc.

RESTRICTED STOCK UNITS AGREEMENT

                bebe stores, inc. has granted to the individual (the “Participant”) named in the Notice of Grant of Restricted Stock Units (the “Notice”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached an award (the “Award”) of Restricted Stock Units upon the terms and conditions set forth in the Notice and this Agreement.  The Award has been granted pursuant to the bebe stores, inc. 1997 Stock Plan (the “Plan”), as amended to the Date of Grant.  The provisions of the Plan are incorporated into this Agreement by this reference.  By signing the Notice, the Participant: (a) represents that the Participant has read and is familiar with the terms and conditions of the Notice, the Plan and this Agreement, (b) accepts the Award subject to all of the terms and conditions of the Notice, the Plan and this Agreement, (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions arising under the Notice, the Plan or this Agreement, and (d) acknowledges receipt of a copy of the Notice, the Plan and this Agreement.

1.             Definitions and Construction.

1.1           Definitions.  Whenever used herein, capitalized terms shall have the meanings assigned to such terms in the Notice or as set forth below:

(a)           “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(b)           “Change in Control” shall mean:

(i)            The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or

(ii)           The sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(c)           “Company” means bebe stores, inc., a California corporation.

(d)           “Consultant” shall means an individual who performs bona fide services for the Company, or Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

(e)           “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(f)            “Fair Market Value” shall mean, as of any date, the value of a Share as determined by the Board of Directors, in its sole discretion, subject to the following:

(i)            If, on such date, there is a public market for the Stock, the Fair Market Value of a Share shall be the closing sale price of a Share (or the mean of the closing bid and asked prices of a Share if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq Small-Cap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in the Wall Street Journal or such other source as the Company deems reliable.  If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board of Directors, in its sole discretion.

(ii)           If, on such date, there is no public market for the Stock, the Fair Market Value of a Share shall be as determined by the Board of Directors in good faith.

(g)           “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

(h)           “Service” shall mean service as an Employee, Outside Director or Consultant.

(i)            “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 of the Plan (if applicable).

(j)            “Stock” shall mean the Common Stock of the Company.

(k)           “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.2           Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.             Settlement of the Award.

2.1           No Additional Payment Required.  The Participant shall not be required to make any additional payment of consideration upon settlement of the Award.

2.2           Issuance of Shares of Stock.  Subject to the provisions of Section 3.5 below, the Company shall issue to the Participant as soon as practicable following the date of termination of the Participant’s Service (the “Settlement Date”), a number of whole shares of Stock equal to the Number of Restricted Stock Units (as defined in the Notice).  Such shares of Stock shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 3.5 or any applicable law, rule or regulation.

2.3           Tax Withholding.  At the time the Award is granted, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Award or the issuance of shares of Stock in settlement thereof.  The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Company have been satisfied by the Participant.

2.4           Certificate Registration.  The certificate for the shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

2.5           Restrictions on Grant of the Award and Issuance of Shares.  The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

2.6           Fractional Shares.  The Company shall not be required to issue fractional shares upon the settlement of the Award.

3.             Nontransferability of the Award.

                                Prior the Settlement Date, neither this Award nor any Restricted Stock Unit subject to this Award shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution.

4.             Effect of Termination of Service.

                                If the Participant’s Service with the Company terminates for any reason, the Award shall be settled as provided in Section 3.  If the Award is subject to vesting conditions which have not been satisfied, the Award will be forfeited as of the date of termination of Service.

5.             Adjustment of Shares.

                                In the event of any transaction described in Section 9(a) of the Plan, the terms of the Restricted Stock Unit shall be adjusted as set forth in Section 9(a) of the Plan.  In the event that the Company is a party to a merger and consolidation, the Restricted Stock Unit shall be subject to the agreement of merger or consolidation, as provided in Section 9(b) of the Plan.

6.             Rights as a Stockholder, Director, Employee or Consultant.

                                The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued.  If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term.  Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of the Company or interfere in any way with any right of the Company Group to terminate the Participant’s Service as a Director, an Employee or a Consultant, as the case may be, at any time.

7.             Legends.

                                The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

8.             Miscellaneous Provisions.

8.1           Binding Effect.  Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

8.2           Termination or Amendment.  The Board of Directors may terminate or amend the Plan or the Award at any time; provided, however, that except as provided in Section 8(b) of the Plan in connection with a Change in Control, no such termination or amendment may adversely affect the Award without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation.  No amendment or addition to this Agreement shall be effective unless in writing.

8.3           Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature or at such other address as such party may designate in writing from time to time to the other party.

8.4           Integrated Agreement.  The Notice and this Agreement constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or therein.  To the extent contemplated herein or therein, the provisions of the Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.

8.5           Applicable Law.  This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.